EXHIBIT 23

Consents of Independent Registered Public Accounting Firm

Royal Bancshares of Pennsylvania, Inc. and subsidiaries

Narberth, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-129894, No. 333-25855 and 333-135226) and in the Registration Statement on Form S-3 (No. 333-198592) of Royal Bancshares of Pennsylvania, Inc. and subsidiaries of our report dated March 26, 2015, relating to the consolidated financial statements, which appears in this Form 10-K.

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/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 26, 2015

Royal Bancshares of Pennsylvania, Inc. and subsidiaries

Narberth, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements, No. 333-129894, No. 333-25855 and No. 333-135226 on Form S-8 of Royal Bancshares of Pennsylvania, Inc. and subsidiaries (the “Company”) of our report dated March 27, 2014, relating to the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity, and cash flows for the year then ended appearing in the Company’s Annual Report on Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania
March 26, 2015